Exhibit 24
MBNA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of MBNA Corporation, a Maryland corporation (the “Corporation”), hereby constitute and appoint Charles M. Cawley, Vernon H.C. Wright and John W. Scheflen or any of them, acting singly or jointly, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, or any of them, to sign for the undersigned and in their respective names, as directors and as officers of the Corporation, the Registration Statement of the Corporation on Form S-8 or other appropriate form (and any pre-effective or post-effective amendments or supplements to such Registration Statement), to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the Common Stock to be issued by the Corporation in connection with the Corporation’s 1997 Long Term Incentive Plan.

		Capacity	Date

/s/	Charles M. Cawley	Chief Executive Officer,	September 23, 2003
President and Director
	Charles M. Cawley	(principal executive officer)

/s/	Vernon H.C. Wright	Chief Financial Officer	September 23, 2003
(principal financial and
	Vernon H.C. Wright	accounting officer)

/s/	James H. Berick	Director	September 23, 2003

James H. Berick

/s/	Benjamin R. Civiletti	Director	September 23, 2003

Benjamin R. Civiletti

/s/	William L. Jews	Director	September 23, 2003

William L. Jews

/s/	Norma Lerner	Director	September 23, 2003

Norma Lerner

/s/	Randolph D. Lerner	Chairman of the Board	September 23, 2003

Randolph D. Lerner

/s/	Stuart L. Markowitz	Director	September 23, 2003

Stuart L. Markowitz

/s/	William B. Milstead	Director	September 23, 2003

William B. Milstead

/s/	Michael Rosenthal	Director	September 23, 2003

Michael Rosenthal